                            DOW CORNING CORPORATION
                                    BY-LAWS
                               TABLE OF CONTENTS

ARTICLE I - LOCATION OF OFFICES.....................................  PAGE 1

ARTICLE II - NOTICES................................................  PAGE 1

     SECTION 1 -  DELIVERY..........................................  PAGE 1

     SECTION 2 -  WAIVER............................................  PAGE 2

ARTICLE III - SHAREHOLDERS..........................................  PAGE 2

     SECTION 1 -  PLACE OF MEETINGS.................................  PAGE 2

     SECTION 2 -  ANNUAL MEETING....................................  PAGE 2

     SECTION 3 -  NOTICE OF ANNUAL MEETING..........................  PAGE 3

     SECTION 4 -  SPECIAL MEETINGS..................................  PAGE 3

     SECTION 5 -  NOTICE OF SPECIAL MEETINGS........................  PAGE 4

     SECTION 6 -  ACTION WITHOUT A MEETING..........................  PAGE 4

     SECTION 7 -  FIXING OF RECORD DATE.............................  PAGE 4

     SECTION 8 -  VOTING LISTS......................................  PAGE 5

     SECTION 9 -  QUORUM............................................  PAGE 6

     SECTION 10 - PROXIES............................................ PAGE 6

     SECTION 11 - VOTING OF SHARES -................................. PAGE 7
                  ELECTION OF DIRECTORS

     SECTION 12 - VOTING OF SHARES................................... PAGE 7
                  OTHER THAN ELECTION OF DIRECTORS

     SECTION 13 - REQUEST FOR FINANCIAL STATEMENT..................... PAGE 7

     SECTION 14 - REMOVAL OF DIRECTORS................................ PAGE 8

ARTICLE IV - BOARD OF DIRECTORS....................................... PAGE 8

     SECTION 1 -  GENERAL POWERS...................................... PAGE 8

     SECTION 2 -  NUMBER, TENURE AND QUALIFICATIONS................... PAGE 9

     SECTION 3 -  REGULAR MEETINGS.................................... PAGE 9

     SECTION 4 -  SPECIAL MEETINGS.................................... PAGE 10

     SECTION 5 -  NOTICE OF SPECIAL MEETINGS.......................... PAGE 10

     SECTION 6 -  PARTICIPATION....................................... PAGE 10

     SECTION 7 -  ACTION WITHOUT A MEETING............................ PAGE 11

     SECTION 8 -  QUORUM AND MANNER OF ACTING......................... PAGE 11

     SECTION 9 -  VACANCIES........................................... PAGE 11

     SECTION 10 - COMPENSATION........................................ PAGE 12

     SECTION 11 - COMMITTEES OF THE BOARD............................. PAGE 12

     SECTION 12 - POWERS OF COMMITTEES................................ PAGE 13

     SECTION 13 - DIRECTORS' ANNUAL STATEMENT......................... PAGE 14

ARTICLE V - OFFICERS.................................................. PAGE 14

     SECTION 1 -  ELECTION AND TERM OF OFFICE......................... PAGE 14

     SECTION 2 -  OFFICES............................................. PAGE 15

     SECTION 3 -  VACANCIES........................................... PAGE 15

     SECTION 4 -  CHAIRMAN OF THE BOARD............................... PAGE 15

     SECTION 5 -  PRESIDENT........................................... PAGE 16

     SECTION 6 -  VICE PRESIDENTS..................................... PAGE 16

     SECTION 7 -  SECRETARY........................................... PAGE 17

     SECTION 8 -  TREASURER........................................... PAGE 17

     SECTION 9 -  GENERAL COUNSEL..................................... PAGE 18

     SECTION 10 - CONTROLLER.......................................... PAGE 18

     SECTION 11 - AUDITOR............................................. PAGE 19

     SECTION 12 - ASSISTANT OFFICERS.................................. PAGE 19

ARTICLE VI - EXECUTION OF INSTRUMENTS AND APPOINTMENT
             OF PROXIES AND AGENTS.................................... PAGE 20

     SECTION 1 -  CONTRACTS AND CONVEYANCES........................... PAGE 20

     SECTION 2 -  LOANS............................................... PAGE 20

     SECTION 3 -  CHECKS, DRAFTS AND SO FORTH......................... PAGE 20

     SECTION 4 -  APPOINTMENT OF PROXIES AND AGENTS................... PAGE 21

ARTICLE VII - SEAL.................................................... PAGE 21

ARTICLE VIII - CERTIFICATES OF SHARES AND
               THEIR TRANSFER......................................... PAGE 21

     SECTION 1 -  SHARE CERTIFICATES.................................. PAGE 21

     SECTION 2 -  TRANSFER OF SHARES.................................. PAGE 23
                  ONLY ON BOOKS OF CORPORATION

     SECTION 3 -  REGISTERED SHAREHOLDERS............................. PAGE 24

ARTICLE IX - FISCAL YEAR.............................................. PAGE 24

ARTICLE X - DIVIDENDS AND RESERVES.................................... PAGE 24

     SECTION 1 -  DIVIDENDS AND OTHER DISTRIBUTIONS................... PAGE 24

     SECTION 2 - SOURCE OF DIVIDENDS................................. PAGE 25

     SECTION 3 - RESERVES............................................ PAGE 26

ARTICLE XI - INDEMNIFICATION OF OFFICER
             DIRECTORS AND EMPLOYEES................................. PAGE 26

     SECTION 1 - ACTION OR SUIT BY OTHERS THAN
                 THE CORPORATION..................................... PAGE 26

     SECTION 2 - ACTION OR SUIT BY THE CORPORATION................... PAGE 28

     SECTION 3 - INDEMNIFICATION AGAINST EXPENSES.................... PAGE 30

     SECTION 4 - REIMBURSEMENT OF EXPENSES........................... PAGE 31

     SECTION 5 - RIGHT NOT EXCLUSIVE................................. PAGE 31

     SECTION 6 - RIGHT TO INDEMNIFICATION SURVIVES................... PAGE 32

     SECTION 7 - INSURANCE TO PROTECT OFFICERS,
                 DIRECTORS, EMPLOYEES, AND AGENTS.................... PAGE 32

     SECTION 8 - MERGED AND REORGANIZED CORPORATION.................. PAGE 33

ARTICLE XII - AMENDMENT OF BY-LAWS................................... PAGE 33

                            DOW CORNING CORPORATION
                                    BY-LAWS

ARTICLE I - LOCATION OF OFFICES

          The registered office shall be at the offices of The Corporation Company, 615 Griswold Street, Detroit, Michigan 48226. The principal office for the transaction of business shall be at the Dow Corning Center in Williams Township, Bay County, State of Michigan. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II - NOTICES

Section 1 - Delivery
            --------
          Whenever under the provisions of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may also be given in writing, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such director or shareholder, at the address designated by him for that purpose, or, if none is designated, at his last known address and such notice shall be deemed to be given at the time when the same shall be deposited.

Section 2 - Waiver
            ------

          When the corporation, board or committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken submits a signed waiver of such requirements.

ARTICLE III - SHAREHOLDERS

Section 1 - Place of Meetings
            -----------------

          Meetings of the shareholders shall be held at Dow Corning Center in Williams Township, Bay County, State of Michigan, or at such other place either within or without the State of Michigan as shall be stated in the notice of meeting.

Section 2 - Annual Meeting
            --------------

          Unless otherwise agreed to by unanimous consent of the shareholders, the annual meeting of shareholders shall be held on the first Friday following the first Wednesday of March in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 9:00 a.m., for the purpose of electing, by a plurality vote, a board of directors to serve until the next annual meeting of shareholders and until their successors are elected or chosen and qualify, and for the transaction of such other business as may properly come before the meeting.

Section 3 - Notice of Annual Meeting
            ------------------------

          Written notice of the time, place and purposes of the annual meeting shall be given to each shareholder entitled to vote at the meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4 - Special Meetings
            ----------------

          Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board or the president, and shall be called by the chairman of the board or the president or secretary at the request in writing by shareholders owning 50 percent in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

Section 5 - Notice of Special Meetings
            --------------------------

          Written notice of a special meeting of shareholders stating the time, place and purposes thereof, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at the meeting.

Section 6 - Action Without a Meeting
            ------------------------

          Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

Section 7 - Fixing of Record Date
            ---------------------
          (1) For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action.

          (2) If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in subdivision (a) shall be the close of business on the day on which the resolution of the board relating thereto is adopted.

Section 8 - Voting Lists
            ------------

          The secretary shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

          (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.

          (b)  Be produced at the time and place of the meeting.

          (c) Be subject to inspection by any shareholder during the whole time of the meeting.

          (d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

Section 9 - Quorum
            ------

          Shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

Section 10 - Proxies
             -------

          A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy. A proxy shall be signed by the shareholder or his authorized agent or representative and filed with the secretary before or at the time of the meeting or action. A proxy is not valid after the expiration of three (3) years from its date unless otherwise provided in the proxy.

Section 11 - Voting of Shares - Election of Directors
             ----------------------------------------

          Every shareholder entitled to vote at an election for directors may vote in person or by proxy the number of shares of stock owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote or to cumulate his votes by giving one (1) candidate as many votes as the number of such directors multiplied by the number of his shares, or by distributing his votes on the same principle among any number of the candidates. The entire number of directors to be elected shall be balloted for at one and the same time and not separately.

Section 12 - Voting of Shares - Other than Election of Directors
             ---------------------------------------------------

          Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

Section 13 - Request for Financial Statement
             -------------------------------

          (1) Upon written request of a shareholder, the secretary shall mail to the shareholder its balance sheet as at the end of the preceding fiscal year; its statement of income for such fiscal year; and, if prepared by the corporation, its statement of source and application of funds for such fiscal year.

          (2) A person who is a shareholder of record of the corporation, upon at least ten (10) days' written demand may examine for any proper purpose in person or by agent or attorney, during usual business hours, its minutes of shareholders' meetings and record of shareholders and make extracts therefrom.

Section 14 - Removal of Directors
             --------------------

          At any meeting of shareholders a director may, by a vote of a majority of shares entitled to vote at an election of directors, be removed from office, with or without cause and another elected in his place. If the shareholders remove a director and fail to elect another in his place the vacancy may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board.

ARTICLE IV - BOARD OF DIRECTORS

Section 1 - General Powers
            --------------

          The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 2 - Number, Tenure and Qualifications
            ---------------------------------

          The maximum number of directors which shall constitute the whole board shall be seventeen (17). Directors need not be shareholders. Directors shall be elected by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected to serve until the next annual meeting of shareholders and until his successor shall be elected and shall qualify.

Section 3 - Regular Meetings
            ----------------

          A regular meeting of the board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Michigan for the holding of additional regular meetings without other notice than such resolution.

Section 4 - Special Meetings
            ----------------

          Special meetings of the board of directors may be called by or at the request of the chairman, the president, the secretary, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Michigan, as the place for holding any special meeting of the board of directors called by them.

Section 5 - Notice of Special Meetings
            --------------------------

          Written or telegraphic notice of any special meeting shall be given to each director at least five (5) days prior thereto. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6 - Participation
            -------------

          A member of the board or a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

Section 7 - Action Without a Meeting
            ------------------------

          Action required or permitted to be taken pursuant to authorization voted at a meeting of the board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the board or Committee. The consent has the same effect as a vote of the board or committee for all purposes.

Section 8 - Quorum and Manner of Acting
            ---------------------------

          A majority of the directors then in office shall constitute a quorum. The acts of a majority of the directors present at any meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

Section 9 - Vacancies
            ---------

          Vacancies in the board of directors may be filled by the affirmative vote of a majority of the remaining directors and each person so elected to fill a vacancy shall be a director until his successor is elected by the shareholders who may make such election at the next annual meeting of the shareholders or any special meeting duly called for that purpose and held prior thereto.

Section 10 - Compensation
             ------------

          Directors shall receive such salary for their services as shall from time to time be determined by resolution of the board, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11 - Committees of the Board
             -----------------------

          (1) The board may designate one (1) or more committees; each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of the committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such an absent or disqualified member.

          (2) A committee, and each member thereof, shall serve at the pleasure of the board.

Section 12 - Powers of Committees
             --------------------

          A committee designated pursuant to Article IV, Section 11 to the extent provided in the resolution of the board, may exercise all powers and authority of the board in management of the business and affairs of the corporation. However, such a committee does not have power or authority to:

          (a)  Amend the Articles of Incorporation.

          (b)  Adopt an agreement of merger or consolidation.

          (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets.

          (d) Recommend to shareholders a dissolution of the corporation or a revocation of a dissolution.

          (e)  Amend the By-laws of the corporation.

          (f)  Fill vacancies in the board.

          (g) Fix compensation of the directors for serving on the board or on a committee.

          (h)  Declare a dividend or to authorize the issuance of stock.

          (i) Elect or appoint a chairman, president, vice presidents, secretary or treasurer.

Section 13 - Directors' Annual Statement
             ---------------------------

     The directors shall at least once in each year cause a financial report of the corporation for the preceding fiscal year to be made and distributed to each shareholder thereof within four (4) months after the end of the fiscal year. The report shall include the corporation's statement of income, its year-end balance sheet and, if prepared by the corporation, its statement of source and application of funds and such other information required by law.

ARTICLE V - OFFICERS

Section 1 - Election and Term of Office
            ---------------------------

          The officers of the corporation shall be elected or appointed by the directors immediately after the annual meeting of shareholders. The officers shall hold office until the first meeting of the board of directors following the next annual meeting of shareholders and until their respective successors are chosen and qualify, or until their resignation or removal. Any officer elected or appointed by the board may be removed at any time by the board with or without cause. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation.

Section 2 - Offices
            -------

          The officers of the corporation shall be a chairman of the board, a president, a secretary, and a treasurer. Other officers if desired shall be one or more vice presidents (the number thereof to be determined by the board of directors), a general counsel, controller and an auditor. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any three of the aforesaid offices may be held by the same person, but no officer may execute, acknowledge or verify any instrument in more than one capacity.

Section 3 - Vacancies
            ---------
          A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 4 - Chairman of the Board
            ---------------------

          The chairman of the board shall be the chief executive officer of the corporation and under the direction of the board., shall have general management and direction of the affairs and business of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors.

Section 5 - President
            ---------

          The president shall, under the direction of the chairman of the board, have general management and direction of the affairs and business of the Corporation. He shall also perform assignments from time to time as delegated by the chairman of the board and board of directors. In the absence of the chairman of the board, he shall preside at all meetings of the shareholders and of the board of directors.

Section 6 - Vice Presidents
            ---------------

          The vice presidents shall perform the function and duties delegated to them by the board of directors, the chairman of the board, or the president.
The board may designate one or more vice presidents as executive vice presidents for the purpose of assisting the chairman of the board or the president in the management of the business and affairs of the corporation.

Section 7 - Secretary
            ---------

          The secretary shall attend all meetings of the shareholders and board of directors, and when directed by the board, of other committees, and preserve in books of the company true minutes of all proceedings, including a record of all votes. He shall give all notices required by statute, by-law or resolution. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required. He shall perform such other duties as may be delegated to him by the board of directors or the chairman of the board, under whose supervision he shall be.

Section 8 - Treasurer
            ---------

          The treasurer shall have the custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the chairman of the board, the president, and the directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as treasurer and of the financial condition of the corporation. He shall perform such other and further duties as may be assigned to him by the board of directors, the chairman of the board, or the president. The board of directors may secure the fidelity of the treasurer or any assistant treasurer by bond or otherwise.

Section 9 - General Counsel
            ---------------

          The general counsel shall act as attorney, legal advisor to, and counsel for the corporation, the board of directors, the chairman of the board, the president and other officers in matters relating to the business, properties and affairs of the corporation, and shall, when authorized by the corporation, institute, prosecute and defend on its behalf suits and other proceedings before the courts and administrative agencies. He may employ or retain special counsel to assist in the above.

Section 10 - Controller
             ----------

          The controller shall be in charge of the accounts of the corporation. He shall have such powers and perform such duties as may be assigned to him by the board of directors, chairman of the board, or the president. He shall submit such reports and records to the board of directors as may be requested by it.

Section 11 - Auditor
             -------

          The auditor shall be in charge of the internal auditing of the corporation. He shall report to the Audit Committee of the board of directors. He shall have such powers and perform such duties as may be assigned to him by the board of directors, chairman of the board, or the president. He shall submit such reports and records to the board of directors as may be requested by it.

Section 12 - Assistant Officers
             ------------------

          There may be appointed one or more assistant secretaries, assistant treasurers, and assistant controllers each of whom shall perform such duties as shall be assigned to them by the secretary, the treasurer, the controller, or the board of directors.

ARTICLE VI - EXECUTION OF INSTRUMENTS AND APPOINTMENT OF
             PROXIES AND AGENTS

Section 1 - Contracts and Conveyances
            -------------------------

          Except as otherwise prescribed by the board of directors, the officers of the corporation shall sign and execute all contracts, instruments, conveyances and documents in the name of the corporation.

Section 2 - Loans
            -----

          No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3 - Checks, Drafts and So Forth
            ---------------------------

          All checks, drafts and orders of payment of money shall be signed in the name of the corporation by either the chairman, the president, the treasurer or such other officer or officers or such other person or persons as the board of directors may from time to time designate, provided, however, that the board of directors may authorize the treasurer to change the authorized signatories for any bank account of the corporation. No check, draft, or orders for payment of money shall be signed in blank.

Section 4 - Appointment of Proxies and Agents
            ---------------------------------

          The board may by resolution appoint proxies to vote shares owned by the corporation in another corporation. In the absence of such resolution shares owned by the corporation in another corporation may be voted by the chairman of the board or president or by proxy appointed by either. The board may appoint such agents as they deem necessary for the transaction of the business of the corporation.

ARTICLE VII - SEAL

          The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed or reproduced.

ARTICLE VIII - CERTIFICATES OF SHARES AND THEIR TRANSFER

Section 1 - Share Certificates
            ------------------

          (1) The shares of the corporation shall be represented by certificates signed by the chairman of the board, president or a vice president and by the treasurer, assistant treasurer, secretary or assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by the transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

          (2) A certificate representing shares shall state upon its face:

              (a)  That the corporation is formed under the laws of this state.

              (b)  The name of the person to whom issued.

              (c) The number and class of shares, and the designation of the series, if any, which the certificate represents.

              (d) The par value of each share represented by the certificate, or a statement that the shares are without par value.

          (3) A certificate representing shares shall set forth on its face or back or state that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.

          (4) Each certificate representing shares of the corporation shall, among other things contain substantially the following notice: "The shares represented by this certificate cannot be mortgaged, pledged or otherwise encumbered and are held and may be sold, assigned, or transferred only subject to the terms and conditions of an agreement between Corning Glass Works and The Dow Chemical Company, dated February 9, 1943, a copy of which is lodged with this corporation."

Section 2 - Transfer of Shares - Only on Books of Corporation
            -------------------------------------------------

          Shares shall be transferable only on the books of the corporation by the person named in the certificate, or by his attorney-in-fact lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of each such transfer and issue. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transfer upon its books.

Section 3 - Registered Shareholders
            -----------------------

          The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

ARTICLE IX - FISCAL YEAR

          The fiscal year of the corporation shall begin the first day of January and terminate on the thirty-first day of December each year.

ARTICLE X - DIVIDENDS AND RESERVES

Section I - Dividends and Other Distributions
            ---------------------------------

          The board of directors of this corporation may declare and pay dividends or make other distribution in cash, its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares, except when

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

currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the Articles of Incorporation.

Section 2 - Source of Dividends
            -------------------

          Dividends may be declared or paid and other distributions may be made out of surplus only. "Surplus" is the excess of the net assets of the corporation over its stated capital. In determining surplus either the book value or the current fair market value of the properties and rights of the corporation may be included whether or not realized. A dividend paid or any other distribution made, in any part, from sources other than earned surplus, shall be accompanied by a written notice (a) disclosing the amounts by which the dividend or distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus and earned surplus and stating that the amounts are not yet determinable.

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

Section 3 - Reserves
            --------

          Before the payment of any dividends the directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve created by the board.

ARTICLE XI - INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

Section 1 - Action or Suit by Others Than the Corporation
            ---------------------------------------------

          The board of directors may authorize the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent provided by the Michigan Business Corporation Act from time to time in effect; if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; provided, however, that except with respect to actions, suits or proceedings initiated by any such person to enforce his or her rights to indemnification or advancement of expenses under this Article or otherwise, the corporation shall indemnify any such person in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized or ratified by the Board of Directors of the corporation. "Proceeding" as used in this Article shall include any proceeding within an action or suit.

Section 2 - Action or Suit by the Corporation
            ---------------------------------

          A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of his or her, fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(l) of the Michigan Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for an act or omission occurring before the date that this amendment to the Articles of Incorporation becomes effective in accordance with the pertinent provisions of the Michigan Business Corporation Act. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director shall not be liable to the fullest extent permitted by any amendment to the Michigan Business Corporation Act hereafter enacted that further limits the liability of a director. Any repeal, amendment or other modification of this section shall not adversely affect any right or protection of any director of the corporation existing at the time of such repeal, amendment or other modification for or with respect to any act or omission occurring prior to the time of such repeal amendment or other modification.

          The board of directors may authorize the indemnification of any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other-enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, or proceeding to the full extent provided by the Michigan Business Corporation Act from time to time in effect; if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which such court shall deem proper.

Section 3 - Indemnification Against Expenses
            --------------------------------

          (1) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (2) Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 and 2 of this Article. Such determination shall be made in either of the following ways:

               (a) By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding.

               (b) If such quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than 2 disinterested directors.

               (c)  By independent legal counsel in a written opinion.

               (d)  By the shareholders.

Section 4 - Reimbursement of Expenses
            -------------------------

          If authorized by the board of directors, expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 1 or 2 of this Article may be paid in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection
(2) of Section 3 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

Section 5 - Right Not Exclusive
            -------------------

          Nothing contained in Sections 1 through 4 of this Article shall affect any rights to indemnification to which persons other than directors and officers may be entitled by contract or otherwise by law.

Section 6 - Right to Indemnification Survives
            ---------------------------------

          The indemnification provided in Sections 1 through 4 of this Article continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 7 - Insurance to Protect Officers, Directors, Employees, and Agents
            ---------------------------------------------------------------

          The board of directors may authorize the purchase and maintenance of insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under the laws of the State of Michigan.

Section 8 - Merged and Reorganized Corporations
            -----------------------------------

          For the purposes of Sections 1 through 7 of this Article references to the corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE XII - AMENDMENT OF BY-LAWS

          These by-laws may be altered or amended or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders, or by the affirmative vote of a majority of the members of the board then in office; provided that the board of directors shall not make or alter any by-laws fixing their qualifications, or term of office or the number of shares which shall constitute a quorum at a meeting of shareholders.

                                       34